LOW CARB CENTRE, INC. CONSOLIDATED FINANCIAL REPORT DECEMBER 31, 2003

C O N T E N T S

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INDEPENDENT AUDITORS' REPORT                                                                    1

FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEET                                                           2

CONSOLIDATED STATEMENT OF OPERATIONS                                                            3

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY AND

COMPREHENSIVE INCOME                                                                4

CONSOLIDATED STATEMENT OF CASH FLOWS                                                    5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                                     6-10

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Low Carb Centre, Inc.
North Vancouver, British Columbia, CANADA

We have audited the accompanying consolidated balance sheet of Low Carb Centre, Inc. and Subsidiary as of December 31, 2003, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for the period from February 6, 2003 (Inception) to December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Low Carb Centre, Inc. and Subsidiary as of December 31, 2003, and the results of their operations and their cash flows for the period then ended in conformity with accounting principles generally accepted in the United States.

January 10, 2005

LOW CARB CENTRE, INC.

CONSOLIDATED BALANCE SHEET

December 31, 2003
(In United States Dollars)
ASSETS
Current Assets
Cash	$ 56,568
Accounts receivable	8,343
Inventory	48,749
Prepaid expense and other	22,308
Total current assets	135,968
Fixed Assets, net	82,312
$ 218,280
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$ 122,853
Due to stockholder	25,733
Total current liabilities	148,586
Minority Interest in Consolidated Subsidiary	4,278
Stockholders' Equity
Class A common stock; no par value, unlimited number of shares
authorized, 5,914,300 issued and outstanding	48,183
Class B non-voting common stock; no par value, unlimited number of shares authorized, no shares issued or outstanding
Retained earnings	9,921
Accumulated other comprehensive income	7,312
Total stockholders' equity	65,416
$ 218,280

See Notes to Consolidated Financial Statements

LOW CARB CENTRE, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

For the Period from February 6, 2003 (Inception) to December 31, 2003
(In United States Dollars)
Sales	$ 612,749
Cost of sales	(304,593)
Gross profit	308,156
Operating expenses
Salaries and benefits	100,985
General and administrative	75,510
Start-up costs	62,698
Occupancy	49,383
Total operating expenses	288,576
Income from operations	19,580
Other income	1,119
Income before provision for income taxes and
minority interest	20,699
Provision for income taxes	6,500
Income before minority interest	14,199
Minority interest in income of consolidated subsidiary	(4,278)
Net income	$ 9,921
Net income per share (basic and fully diluted)	$ 0.00
Weighted average number of shares outstanding	5,854,239

See Notes to Consolidated Financial Statements

LOW CARB CENTRE, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME

For the Period from February 6, 2003 (Inception) to December 31, 2003
(In United States Dollars)

	Common Stock			Accumulated
				Other
			Retained	Comprehensive
	Shares	Amount	Earnings	Income	Total

Balance, February 6, 2003	-	$-	$-	$-	$-

Issuance of common stock for cash	5,914,300	48,183			48,183

Net income for the period			9,921		9,921

Other comprehensive income:
Foreign currency translation
adjustment				7,312	7,312

Balance, December 31, 2003	5,914,300	$48,183	$9,921	$7,312	$65,416

See Notes to Consolidated Financial Statements

LOW CARB CENTRE, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Period from February 6, 2003 (Inception) to December 31, 2003
(In United States Dollars)
Cash Flows from Operating Activities
Net income	$ 9,921
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation	7,041
Minority interest in income of consolidated subsidiary	4,278
Changes in operating assets and liabilities
Accounts receivable	(8,343)
Inventory	(48,749)
Prepaid expense and other	(22,308)
Accounts payable and accrued expenses	122,853
Net cash provided by operating activities	64,693
Cash Flows from Investing Activity
Purchase of fixed assets	(89,353)
Cash Flows from Financing Activities
Issuance of common stock	48,183
Borrowings from stockholder	25,733
Net cash provided by financing activities	73,916
Foreign Exchange Effect on Cash	7,312
Increase in cash and cash at end of year	$ 56,568
Supplemental Cash Flow Information:
Cash paid for interest	$ -
Cash paid for income taxes	$ -

See Notes to Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization and Significant Accounting Policies

Organization

Low Carb Centre, Inc. ("the Company") is a British Columbia, Canada, corporation formed and incorporated in 2003. The Company sells and distributes low carbohydrate and sugar-free foods as well as other health-oriented products and related services. The Company's majority-owned subsidiary, Low Carb Centre Bakery, Inc., bakes many of the items the Company sells and also has a small retail center. Sales are generated through the Company's website and three retail stores located in Western Canada.

Basis of Consolidation

These consolidated financial statements include the accounts of Low Carb Centre, Inc. and its majority-owned subsidiary, Low Carb Centre Bakery, Inc. All significant intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that directly affect the results of reported assets and liabilities and disclosure of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses for the period presented. Actual results could differ from these estimates.

Cash

Cash consists of checking accounts held at financial institutions in the United States and Canada.

Accounts Receivable

Accounts receivable consists of amounts due from customers located in Western Canada. The Company considers accounts more than 30 days old to be past due. The Company uses the allowance method for recognizing bad debts. When an account is deemed uncollectible, it is generally written off against the allowance. The Company generally does not require collateral for its accounts receivable. As of December 31, 2003, management believes no allowance for uncollectible accounts is necessary.

Due to Stockholder

Amounts due are unsecured, bear no interest, and have no specific terms of repayment.

Inventory/Cost of Sales

Inventory consists of low carbohydrate foods and ingredients and is stated at the lower of cost (first-in, first-out method) or market. Shipping and handling costs are included with cost of sales in the statement of operations.

Fixed Assets

Fixed assets are stated at cost. Depreciation is provided using accelerated methods over the estimated useful lives of the assets. Fixed assets as of December 31, 2003 at the Company's various locations consist of:

Leasehold improvements	$61,225
Furniture and equipment	23,625
Computer equipment	4,503
89,353
Less: Accumulated depreciation	(7,041)
$82,312

Earnings Per Share

Basic income per share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding in the period. Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares. There were no potentially dilutive securities outstanding at December 31, 2003.

Revenue Recognition

Revenue from products sold is recognized when the sale is made, the price is fixed and determinable, and collectibility is probable.

Comprehensive Income

The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 130 "Reporting Comprehensive Income." Other comprehensive gain and loss, which currently includes only foreign currency translation adjustments, is shown as a component of stockholders' equity.

Advertising Expense

The cost of advertising is expensed as incurred. The Company incurred $14,287 in advertising costs during the period ended December 31, 2003.

Concentrations

There were three vendors that accounted for 46% of product purchases included in cost of sales. Management believes other vendors are available to supply the products.

Income Taxes

The Company accounts for income taxes in accordance with the liability method. Under the liability method, deferred assets and liabilities are recognized based upon anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases. The Company establishes a valuation allowance to the extent that it is more likely than not that deferred tax assets will not be receivable against future taxable income.

Fair Value of Financial Instruments

Financial instruments consist of cash, accounts receivable, accounts payable and accrued expenses, and amounts due to stockholder. The fair value of these financial instruments approximates their carrying amounts due to their short-term nature.

Foreign Currency Translation

The Company's functional currency is the Canadian dollar because the majority of the Company's sales and expenses are denominated in that currency. For financial reporting purposes, the Company translates its Canadian-denominated assets and liabilities into U.S. dollars at the rate of exchange at the balance sheet date. Revenues and expenses are translated into U.S. dollars at the average rate of exchange throughout the year. Gains and losses from these translations, if significant, are reported as a separate component of other comprehensive income. Translation adjustments do not recognize the effect of income tax because the Company expects to reinvest the amounts indefinitely in operations.

New Accounting Pronouncements

SFAS No. 147 gives guidance on accounting for the acquisition of financial institutions (effective for acquisitions on or after October 1, 2002). SFAS No. 148 clarifies treatment of stock-based compensation (effective for fiscal years ending after December 15, 2002). SFAS No. 149 amends existing standards on derivatives (effective for derivatives entered into or modified after June 30, 2003). SFAS No. 150 gives guidance on the accounting for certain financial instruments with characteristics of both liabilities and equity (effective for financial instruments entered into after May 31, 2003). SFAS No. 151 amends the guidance in APB No. 43 on inventory pricing (effective for fiscal years beginning after June 15, 2005). SFAS No. 152 amends SFAS No. 66 to reference the financial accounting and reporting guidance for real estate time-sharing transactions provided in AICPA Statement of Position 04-2 (effective for fiscal years beginning after June 15, 2005). SFAS No. 153 addresses the measurement of exchange of nonmonetary assets and eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets (effective for fiscal years beginning after June 15, 2005). Financial Accounting Standards Board Interpretation No. 46 requires consolidation of certain variable interest entities (effective for fiscal years ending after December 15, 2003). These new standards do not have an effect on the Company's consolidated financial statements.

Note 2. Lease Commitments

In April 2003, the Company entered into an agreement to lease office space for a five-year term commencing May 15, 2003. In December 2003, the Company entered into two agreements to lease retail space, one lease for a five-year term and one for a three-year term, with both leases commencing January 1, 2004. The future minimum lease payments (contractually in Canadian dollars, converted into U.S. dollars at the December 31, 2003, exchange rate) under these agreements are as follows for the years ending December 31:

2004	$105,382
2005	105,200
2006	114,100
2007	89,600
2008	66,400

Note 3. Income Taxes

A reconciliation of the combined Canadian statutory federal and provincial income tax to the Company's actual income tax is as follows:

Income tax at combined statutory Canadian federal and provincial rates	$7,780
Tax effect of expenses that are not deductible for income tax purposes	1,690
Small business deduction and federal tax abatement	(2,800)
Other	(170)
Provision for income tax	$6,500

At December 31, 2003, any deferred tax assets or liabilities resulting from book and tax differences are not material.

Note 4. Subsequent Events

The Company completed its planned renovation of its downtown Vancouver, BC, "Davie Street" location in 2004. The total cost of the project of approximately $95,000 (CDN$120,000) was funded through stockholder loans and cash flows from operations.

In March 2004, the Company issued 100,000 shares of Class A common stock at CDN$0.25 per share to one stockholder and 10,000 shares of Class A common stock at CDN$0.50 per share to another stockholder.

In April 2004, the Company opened a fourth store in Toronto, Ontario, under a franchise agreement.

On October 4, 2004, the Company's stockholders entered into an agreement with Global Golf Holdings, Inc. ("GGLF") under which substantially all of the Company's assets were sold to GGLF. GGLF also assumed all of the convertible promissory notes issued by the Company (see below). Following the closing of the sale, the Company is a wholly-owned subsidiary of GGLF. The sale was finalized November 23, 2004.

In September 2004, the Company issued convertible promissory notes approximating $195,600 US. The notes are convertible into shares of GGLF upon closure of the above referenced acquisition.